                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-82779) pertaining to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of Overture Services, Inc., (Form S-8 No. 333-30062) pertaining to the 1998 Stock Plan of Cadabra Inc., assumed by Overture Services, Inc., (Form S-8 No. 333-36230) pertaining to the 1999 Stock Award Plan and 1999 Executive Stock Award Plan of AuctionRover.com, Inc., assumed by Overture Services, Inc., (Form S-8 No. 333-42848) pertaining to the 1998 Stock Plan and the 1999 Employee Stock Purchase Plan of Overture Services, Inc., (Form S-8 No. 333-58410) pertaining to the 1998 Stock Plan of Overture Services, Inc., (Form S-8 No. 333-84132) pertaining to the 1998 Stock Plan of Overture Services, Inc., and (Form S-8 No. 333-103603) pertaining to the 1998 Stock Plan of Overture Services, Inc. of our report dated March 25, 2003 (except for Note 10 which is as of April 21, 2003), with respect to the combined financial statements of the Internet Business Unit of Fast Search & Transfer ASA included in this Current Report on Form 8-K/A of Overture Services, Inc.



/s/ Deloitte and Touche AS

Oslo, Norway
May 19, 2003